AMENDMENT NO. 1
TO
OMNIBUS EQUITY PLAN

                     This Amendment No. 1 to the Omnibus Equity Plan (the "Plan") of New Horizons Worldwide, Inc. (the "Company") is adopted, subject in one respect to approval of the stockholders of the Company, as of March 15, 2002. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

WITNESSETH:

                     WHEREAS, the Plan was originally adopted by the Board of Directors of the Company on March 20, 1998 and approved and adopted by its stockholders at the Annual Meeting of Stockholders on May 5, 1998; and

                     WHEREAS, the Plan as originally adopted provided that the maximum number of shares of the Company's common stock with respect to which awards could be made was One Million (1,000,000); and

                     WHEREAS, as a result of the five-for-four stock split in 1999 effected by means of a twenty-five percent (25%) stock dividend, such maximum number of shares was increased, pursuant to the terms of the Plan, to One Million Two Hundred Fifty Thousand (1,250,000); and

                     WHEREAS, the Board of Directors and Compensation Committee wish to reflect such increase and certain related increases; and

                     WHEREAS, the Board of Directors and Compensation Committee have further determined that in order to continue to provide the Company and its stockholders with the benefits to be derived from the Plan an increase in the maximum number of shares of the Company's common stock with respect to which awards may be made is now necessary and appropriate.

                     NOW, THEREFORE, the Plan shall be and is hereby amended as follows; provided, however, that the amendment set forth in paragraph 3 below shall be subject to approval by the stockholders of the Company.

1.	The reference to “1,000,000 Shares” which appears in the first sentence of Section
1.5 (a) of the Plan shall, by virtue of the above-referenced stock split and Section 4.5 of the Plan, be deemed amended and replaced by “1,250,000 Shares.”
2.	The references to “300,000 Shares” and “500,000 Shares” which appear in Section
1.5 (b) of the Plan shall, by virtue of the above-referenced stock split and Section 4.5 of the Plan, be deemed amended and replaced by “375,000 Shares” and “625,000 Shares,” respectively.
3.	The reference to “1,250,000 Shares” which appears in the first sentence of Section
1.5 (a) of the Plan is hereby amended and replaced by “2,250,000 Shares.”

                     IN WITNESS WHEREOF, NEW HORIZONS WORLDWIDE, INC., by its duly authorized officer, has executed this Amendment No. 1 as of March 15, 2002.

NEW HORIZONS WORLDWIDE, INC. By:__________________________________ Its: _________________________________